                                                              Page 1 of 19 Pages

                 [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
                  PORTIONS OF THIS EXHIBIT, WHICH PORTIONS ARE
                          INDICATED BY THE SYMBOL "*"]


High Performance Services, Inc.          Advanta Corp.
c/o The Union Corporation                Blair Mill Business Center
145 Mason Street                         550 Blair Mill Road
Greenwich, CT 06830                      Horsham, PA  19044
Attention:  Mr. William B. Hewitt        Attention:  Ms. Diane Bowser

Subject to the terms and conditions stated in this Agreement, High Performance Services, Inc. agrees to perform the customer services described below, hereinafter "Work" or "Services", and Advanta Corp. ("Advanta") agrees to pay the charges stated. Whenever the terms "you", "your" or "Contractor" are used in this Agreement, the same shall mean High Performances Services, Inc. Contractor is a wholly-owned subsidiary of The Union Corporation ("Union").

STATEMENT OF WORK
-----------------

Contractor shall perform Services in anticipation of or following execution of this Agreement and this Agreement shall expire on the last day of the calendar month which is 24 months from the date Contractor notifies Advanta that the facility where the Work will be performed (described in Section VI below) has become operational. The facility will be deemed "operational" on the first day of the month following the month in which Contractor first services live accounts. The Services shall include but are not necessarily limited to the following:

I. Contractor shall render customer services on behalf of Advanta and such services shall be performed as described hereunder and in Exhibits A, B, C, D and E, attached hereto and hereby made a part of this Agreement.

     Contractor shall render customer services to Advanta and/or its affiliates. Contractor shall render such customer services on behalf of and as directed by Advanta and shall update Advanta's customer account information by entering such available information into Advanta's computer system. Contractor shall identify and "brand" itself as Advanta in providing services as specified under this Agreement. Contractor shall use its best efforts to provide these services in accordance with the highest professional industry standards (and will follow, as near as may be possible, Advanta's guidelines for telephone contacts). Contractor shall be responsible for hiring and training the required management, administrative personnel, customer service representatives and technical staff to perform the Work under this Agreement within the timeframes agreed upon.

II. Contractor's customer service representatives shall perform the Work by utilizing Advanta's customer service policies as revised and updated from time to time. Contractor will be notified of said changes within a reasonable period of time to allow for sufficient training of Contractor's customer service representatives.

                                                              Page 2 of 19 Pages

     Advanta shall have one Advanta on-site Manager ("Advanta's Representative"), co-located with Contractor's employees performing the Work, and such person shall be a liaison to the Contractor on behalf of Advanta. Contractor shall share information with on-site and visiting Advanta representatives in order to inform such Advanta representatives regarding Services performed. Such representatives will not be employees or agents of persons (other than Advanta and its affiliates) performing services which are the same or substantially the same as the Services performed by Contractor.

     Advanta and Contractor will establish an Executive Committee on which the parties hereto are equally represented, consisting only of employees of the parties or employees of the parties' affiliates, which will address and resolve all issues affecting the Contractor's performance specified in this Agreement. This committee will assure effective communications, planning of work, review of performance standards and volumes covered by this Agreement. This committee will meet at least quarterly or more often, if warranted.

III. Contractor shall transfer the data Contractor deems pertinent in connection with the Work to Advanta-selected employees through means of day-to-day interaction, oral presentations, and reports. Such interaction, presentations and reports shall not unreasonably interfere with the normal conduct of the Work. When transferring any such data, if Contractor incorporates any of its proprietary information as provided in the CONFIDENTIAL INFORMATION clause of this Agreement, Advanta shall treat such information in accordance with requirements set forth in such clause.

IV. The following Exhibits are attached hereto as part of this Agreement. Definitions hereunder apply to the Exhibits unless the Agreement otherwise requires:

     Exhibit A describes the operational requirements for the Work to be
     ---------
     performed by the Contractor on behalf of Advanta.

     Exhibit B describes Advanta's Performance Measurements.
     ---------

     Exhibit C describes the systems and interfaces, Contractor's access rights
     ---------
     to such systems, and the Equipment to be supplied by Advanta and to be used by the Contractor for the Work.

     Exhibit D describes the volume-forecast process to be used by Contractor
     ---------
     under this Agreement.

     Exhibit E describes Contractor's compensation for Work performed under this
     ---------
     Agreement.

V.   Unless Contractor obtains Advanta customer names for purpose of solicitation through a means other than through Advanta-provided information or through the performance of Services under this Agreement, Contractor shall not solicit Advanta customers nor shall Contractor use Advanta customer names and/or customer databases for any purpose other than those expressly allowed under this Agreement.
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                                                              Page 3 of 19 Pages

VI. Contractor shall lease a facility to service the Advanta Work (hereinafter referred to as the "Facility"). *
                                       -----------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     -------------------------------------------------------------*  The copy of
     Facility design plans, specifications and lease for the Facility shall be signed by Contractor for such Facility, but shall be reviewed and approved by Advanta. Such Facility and staff working in such Facility shall be utilized solely for the Work under this Agreement or other work requested in writing by Advanta or approved in writing by Advanta's Representative.

VII. Union shall provide to Advanta its consolidated audited annual financial statements within 110 days after the end of each fiscal year.

ARBITRATION
-----------

If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through arbitration by submitting the dispute to a sole arbitrator selected by the parties or, at any time at the option of a party, to arbitration by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the arbitrator and the fees of the AAA. The parties, their representatives, other participants and the arbitrator shall hold the existence, content and result of arbitration in confidence, except as may be required by applicable law or regulation. All defenses based on passage of time shall be tolled pending the termination of the arbitration. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate.

ASSIGNMENT AND SUBCONTRACTING BY CONTRACTOR
-------------------------------------------

Contractor shall not assign any right or interest under this Agreement (excepting monies due or to become due) or delegate or subcontract any Work or other obligation to be performed or owed under this Agreement without the prior written consent of Advanta. Any attempted assignment, delegation or subcontracting in contravention of the above provisions shall be void and ineffective. Any assignment of monies due shall be void and ineffective to the extent that (1) Contractor shall not have given Advanta at least thirty (30) days prior written notice of such assignment or (2) such assignment attempts to impose upon Advanta obligations to the assignee additional to the payment of such monies, or to preclude Advanta from dealing solely and directly with Contractor in all matters pertaining to this Agreement, including the negotiation of amendments or settlements or charges due.

ASSIGNMENT BY ADVANTA
---------------------

Advanta shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement either in whole or in part (an "Assignment"), including, but not limited to, software licenses and other grants of intellectual property rights, at any time and without Contractor's consent, to (i) any present or future affiliate (including any subsidiary or affiliated entity thereof) of Advanta or (ii) any unaffiliated new entities that may be formed by Advanta pursuant to a corporate

                                                              Page 4 of 19 Pages

reorganization, including any subsidiary or affiliated entity thereof. Advanta shall give Contractor prior written notice of any Assignment, including (i) the effective date of the Assignment ("Effective Date"), and (ii) the entity or entities receiving rights and/or assuming obligations thereunder ("Entities"). Such assignment shall not relieve Advanta from its obligations hereunder.

AUDIT
------

Contractor shall maintain accurate records of all hours and costs of direct labor employees engaged in Work for which payment under this Agreement is to be computed and all other costs payable by Advanta under this Agreement. Such records shall be maintained in accordance with the requirements of applicable law and generally accepted accounting principles and shall be held until costs have been determined under this Agreement. Contractor shall permit Advanta or Advanta's Representative to examine and audit these records and all supporting records at all reasonable times at the expense of Advanta (except as set forth in the following paragraph). Audits shall be made not later than one (1) calendar year after the completion of services rendered.

In the event Advanta conducts an audit of Contractor as a result of (or in the course of an audit discovers) misconduct by Contractor, Contractor shall incur the reasonable out-of-pocket expenses incurred by Advanta for such audit, unless the amount of damages incurred by Advanta as a result of such misconduct does not exceed $50,000, in which case the Contractor shall not be required to bear the cost of such audit. For purposes hereof, "misconduct" shall be deemed to mean fraud, gross negligence or willful misconduct of Contractor, or material breaches of this Agreement by Contractor.

CARE AND CUSTODY OF PROPERTY
----------------------------

Contractor shall have the care, custody and control of Equipment (as hereinafter defined in the EQUIPMENT clause) and any other Advanta records or materials (hereinafter in this clause collectively referred to as "Materials") as described hereunder in the possession of Contractor pursuant to this Agreement, and shall be responsible for any and all damage to or loss of such Materials, other than damage attributable to Advanta or its agents, acts of war and other uninsurable risks and damages and other than normal wear and tear during the time they are in Contractor's care, custody and control. Contractor's responsibility hereunder with respect to any Materials shall commence upon delivery and/or installation of such Materials (in good working order) by Advanta and shall continue until such Materials are repossessed by Advanta or its designees. The delivery, installation and, if required, the repossession of any such Materials shall be at no cost to Contractor. The liability of Contractor for any and all damage to or loss of Materials of Advanta in Contractor's possession shall be based on the replacement value of such Materials as determined. Materials supplied by Advanta shall be maintained by Advanta at no cost to Contractor.

                                                              Page 5 of 19 Pages

CHANGES
-------

Advanta may at any time during the progress of the Work require additions to or alterations of or deductions or deviations (all hereinafter referred to as a "Change") from the Work described herein. No Change shall be considered as an addition or alteration to or deduction or deviation from the Work, unless made pursuant to a written Change Order issued by Advanta. Within thirty (30) days after a request for a Change, Contractor shall submit a proposal to Advanta which includes estimated increases or decreases in Contractor's costs or changes in the Work schedule necessitated by the Change. Advanta shall, within thirty
(30) days of receipt of the proposal, either (i) accept the proposal, in which event Advanta shall issue a written Change Order directing Contractor to perform the Change or (ii) advise Contractor not to perform the Change, in which event Contractor shall proceed with the original Work.

CHOICE OF LAW
-------------

The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of Delaware. The parties agree that the provisions of the Delaware Uniform Commercial Code apply to this Agreement and all transactions under it, including agreements and transactions relating to the furnishing of services, the lease or rental of equipment or material, and the license of software.

COMPENSATION
------------

Contractor's invoices for fees established in Exhibit E shall be paid to Contractor for Work, and are to include the cost of all labor, materials, equipment and all other costs incurred in the performance of the Work, as set forth in Exhibit E. Advanta agrees to pay Contractor following receipt by Advanta of invoices for Work performed hereunder. Payment shall be made fifteen
(15) days after invoices are received by the designated Advanta Representative.

COMPLIANCE WITH LAWS
--------------------

Contractor and all persons furnished by Contractor shall comply with all applicable federal, state and local laws, ordinances, regulations and codes, including the procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.

CONFIDENTIAL INFORMATION
------------------------

Neither Contractor nor Advanta shall provide to the other under, or have provided in contemplation of, this Agreement any idea, data, program, technical, business or other intangible information, however conveyed, or any document, print, tape, disk, semiconductor memory or other information-conveying tangible article, unless such party has the right to do so.

Subject to the foregoing, in the event either party discloses Confidential Information (as hereinafter defined) to the other, the receiving party shall hold such Confidential Information in confidence, shall use the Confidential Information only for the purpose of its internal business, shall reproduce the
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                                                              Page 6 of 19 Pages

Confidential Information only to the extent necessary for such purpose, shall restrict disclosure of the Confidential Information to its employees (and employees and/or consultants of its affiliated companies) and consultants with a need to know (and advise the employees of the obligations assumed herein) and shall not disclose the Confidential Information to any other third party without prior without written approval of the other and will take reasonable precautions to avoid unauthorized disclosure and protect against unauthorized use of the Confidential Information. The foregoing imposes no obligation upon the receiving party with respect to Confidential Information which the receiving party can establish by legally sufficient evidence: (a) was previously and legally in the possession of or was rightfully known by the receiving party without an obligation to maintain its confidentiality prior to receipt from the disclosing party; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the receiving party in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; or (e) is required by law to be disclosed provided diligent efforts are undertaken to limit disclosure.

The term "Confidential Information" means any and all information disclosed by the disclosing party to the receiving party verbally, electronically, visually, written or in other tangible form which is identified as confidential or proprietary to the disclosing party. If any Confidential Information disclosed is not in tangible form, its confidential or proprietary nature must first be announced and it must be reduced to writing, with a copy of the writing being furnished to the receiving party, within thirty (30) days of the disclosure of the intangible information. Confidential Information includes, but is not limited to, trade secrets, computer programs, software, formulas, data, inventions, techniques, marketing plans, strategies, forecasts, third party confidential information, business data, employee data and business plans. Any Confidential Information provided by Contractor shall be furnished only to the Advanta's Representative at the Jacksonville, Florida facility.

DISASTER RECOVERY
-----------------

On or before 120 days after execution of this Agreement, Contractor shall submit a contingency plan for Advanta's Work in the event of a disaster, described as a force majeure condition in the clause FORCE MAJEURE or extended outage at Contractor's site where Work is being performed, and shall submit such plan to Advanta for review and approval by Advanta and such approval shall be provided in writing by Advanta to Contractor. The plan shall include, but shall not be limited to, modification of inbound calling requirements in the event of a disaster and how Contractor will support operations in the event of major system and/or infrastructure outages and its capability in support of the Facility, systems, infrastructure and data. Costs incurred in connection with the establishment, maintenance, implementation and performance of the plan shall be chargeable to Advanta. Within 120 days after execution of this Agreement, Advanta shall provide Contractor with a disaster recovery plan for Advanta as it relates to Work under this Agreement.

In the event any telecommunications services or processes are not operating properly, Contractor shall take immediate and appropriate action in accordance with Contractor's business continuity plan to rectify the malfunction and shall immediately notify Advanta's Representative within one (1) hour (or such lesser time as appropriate under the circumstances) after Contractor becomes aware of the service-

                                                              Page 7 of 19 Pages

affecting situation and of remedial action taken. Advanta shall take immediate and appropriate action to remedy any malfunction involving its Equipment.

ENTIRE AGREEMENT
----------------

This Agreement and Exhibits and Attachments hereto shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be modified or rescinded, except in writing signed by Contractor and Advanta. Additional or different terms inserted in this Agreement, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by the parties in writing. Estimates or forecasts furnished by Advanta or Contractor shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement. All approvals or consents by the parties in this Agreement or the Exhibits hereto shall not be unreasonably withheld or unreasonably delayed.

EQUIPMENT
---------

Except for the communications and computer equipment provided directly to Contractor by Advanta ("Equipment") as provided for in this Agreement, Contractor shall provide all labor and other equipment for performance of this Agreement (the "tools"). Advanta shall provide the Equipment for performance of this Agreement.

Contractor shall assume risk of loss and damage to such Equipment while on Contractor's premises. Contractor agrees not to remove the Equipment from Contractor's premises where such Equipment is located. Advanta shall assume responsibility for the Equipment upon expiration or termination of this Agreement. Advanta shall conduct maintenance on the Equipment at its cost. The Equipment shall be provided and maintained in accordance with the following requirements.

A. Advanta shall provide communications and computer equipment necessary to equip the Facility leased by Contractor for performance of the Work for Advanta under this Agreement and such Equipment shall remain Advanta's property at all times.

     1. Contractor shall be responsible for the safekeeping of the Equipment, assume all risks of loss or damage to the same except as limited by the CARE AND CUSTODY OF PROPERTY clause and be liable for the replacement value of such Equipment (subject to the provisions of paragraph 3. below). Advanta shall provide maintenance service for the Equipment, as required, repair, remove, replace, move or ship such Equipment, unless such Equipment was lost or damaged by Contractor. Contractor shall maintain during the term of this Agreement and during the period of time Contractor has the care, custody and control of the Equipment owned or furnished by Advanta the All Risk Property Insurance policy required in the INSURANCE clause.

     2. Contractor shall use the Equipment in accordance with all applicable OSHA requirements and other safety requirements, codes or standards, and keep in force at all times during

                                                              Page 8 of 19 Pages

          the course of this Agreement a policy of Workers' Compensation insurance as prescribed by the law of the state in which the Work is performed. Contractor may procure whatever additional insurance Contractor deems appropriate. Contractor agrees to indemnify and hold harmless Advanta from and against any and all losses, damages, claims, demands, suits, and liabilities (including reasonable attorney's fees) resulting from the operation, use or storage of the Equipment unless such claims are based on defects in the Equipment or its operation not the fault of Contractor.

     3. Advanta shall permanently mark or, if impracticable to do so, then affix labeling stating that the Equipment is the PROPERTY OF ADVANTA CORP. Advanta shall prepare and deliver to Contractor, simultaneously with the delivery of any Equipment, a report providing the name, location and serial number for such Equipment. Such report shall also include Advanta's estimate of replacement value of such Equipment, it being understood that Contractor shall use its reasonable efforts to insure such Equipment for the amount of the replacement value estimated by Advanta, but that if the insurer ascribes a lower replacement value to such Equipment, Contractor's liability with respect to replacement value shall be limited to the insurable amount. Advanta shall update reports with respect to any Equipment delivered hereunder as appropriate. Contractor shall promptly notify Advanta of any Equipment operational issues as it so becomes aware.

     4. Contractor shall keep the Equipment in the location where Services are being performed for Advanta by Contractor, and, in case of removal by Contractor or any of its employees of all or any part of it from one building to another, Contractor's responsibility for loss or damage shall continue.

     5. Contractor shall use the Equipment only in performing Services for Advanta, unless otherwise agreed in writing by Advanta.

     6. Advanta may inspect, inventory, and authenticate the account of Equipment furnished under this Agreement during Contractor's normal business hours. Contractor shall provide Advanta access to the premises where all such Equipment is located. The obligations assumed by Contractor with respect to Equipment furnished under this Agreement are for the protection of Advanta's property. Contractor shall hold for Advanta's disposition any or all of such Equipment in Contractor's possession free of restrictions at (a) the completion of the Services, or (b) termination of this Agreement.

B. The data stored in the computer Equipment and on all backup and archival media is and shall remain the property of Advanta and is subject to the terms and conditions set forth in the CONFIDENTIAL INFORMATION and RIGHTS
     IN DATA clauses set forth hereunder.  Contractor shall provide all such data in the format reasonably required by Advanta upon (a) the completion of the services, (b) termination of this Agreement, or (c) the withdrawal of Equipment. Upon being notified of Advanta's receipt of such data by Advanta, Contractor shall destroy (or at Advanta's request provide to Advanta) all other copies, regardless of form, of Advanta's data in its possession.
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                                                              Page 9 of 19 Pages

FORCE MAJEURE
-------------

Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party ("force majeure conditions"). Notwithstanding the foregoing, Contractor's liability for loss or damage to Advanta's Equipment in Contractor's possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect. Once the force majeure condition ceases, the parties will resume performance under this Agreement with an option by either party to extend the period of this Agreement up to the length of time the force majeure condition endured, not to exceed ninety (90) days.

HEADINGS
--------

The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or meaning of this Agreement.

INCENTIVE PAYMENTS
------------------

Advanta and Contractor agree to enter into good faith negotiations for development of the Quality Performance Measurement Standards, incorporating applicable incentive payments related to such standards, and such standards shall be developed in final form within six months after execution of this Agreement. In the event no agreement can be reached between the parties at the end of six months, Advanta shall have final decision as to the standards for performance of the Work under this Agreement. Such standards shall be incorporated in this Agreement.

INDEMNITY
---------

1. Subject to the provisions of the LIMITATION OF LIABILITY clause, Contractor agrees to indemnify and save harmless Advanta, its affiliates and each of their officers, directors, employees, agents, successors and assigns (all hereinafter referred to in this clause as "Advanta") from and against any losses, damages, claims, demands, suits, liabilities, and expenses (including reasonable attorney's fees) which arise out of or result from acts or omissions of Contractor or its affiliates or assigns or the employees or agents of any of them in connection with its performance under this Agreement or that arise out of or result from third party actions which are based upon acts or omissions of Contractor, including without limitation: (1) injuries or death to persons, or damage to property, arising out of or caused by the performance of the Work or services performed by Contractor or persons employed by Contractor; (2) assertions under Workers' Compensation or similar acts made by persons employed by Contractor; (3) any failure on the part of Contractor to satisfy all valid claims for labor, equipment and materials relating directly or indirectly to the performance of the Work by Contractor; or (4) any failure by Contractor to perform Contractor's obligations under this clause. Contractor agrees to defend Advanta, at Advanta's request, against any such claim,

                                                             Page 10 of 19 Pages

     demand or suit. Advanta agrees to notify Contractor within a reasonable time of any written claims or demands against Advanta for which Contractor is responsible under this clause.

2. Subject to the provisions of the LIMITATION OF LIABILITY clause, Advanta agrees to indemnify and save harmless Contractor, its affiliates and the officers, directors, employees, agents, successors and assignees of each (all hereinafter referred to in this clause as "Contractor") from and against, without limitation, any losses, damages, claims, demands, suits, liabilities, and expenses (including reasonable attorney's fees) that arise out of or result from acts or omissions of Advanta or its affiliates or assigns or the employees or agents of any of them (other than Contractor) in connection with its performance under this Agreement. Advanta agrees to defend Contractor, at Contractor's request, against any such claim, demand or suit. Contractor agrees to notify Advanta within a reasonable time of any written claims or demands against Contractor for which Advanta is responsible under this clause.

3. Subject to the provisions of the LIMITATION OF LIABILITY clause, Contractor shall indemnify and save harmless Advanta, its affiliates and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as "Advanta") from and against any losses, damages, liabilities, and expenses (including reasonable attorney's fees) that arise out of or result from any claim of infringement brought against Advanta to the extent it is based upon Advanta's use of tangible or intangible material provided by Contractor (hereinafter referred to in this clause as an "Infringement Claim"). If the Infringement Claim arises from Contractor's adherence to Advanta's written or oral instructions regarding Work or tangible or intangible goods provided to Contractor (hereinafter referred to in this clause as "Items") and if the Items are not owned by or licensed to Contractor, Advanta shall indemnify Contractor to the same extent and upon the same terms which apply to Contractor's obligation to indemnify Advanta hereunder. Advanta or Contractor shall defend or settle, at its own expense, any demand, action or suit on any Infringement Claim against the other for which it is indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it of any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such Claim.

INSPECTION
----------

Advanta's Representative shall, during regular business hours, have access to any and all Work and work related data and facilities containing such Work and data for the purpose of inspection or quality review and Contractor shall provide facilities for such purpose. Such inspection shall not unreasonably interfere with performance of the Work.

INSURANCE
---------

Contractor shall maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (2) employer's liability insurance with limits of at least $300,000 for each occurrence; (3) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (4) Comprehensive General Liability

                                                             Page 11 of 19 Pages

("CGL") insurance, including Blanket Contractual Liability and Broad Form Property damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence, (5) All Risk Property Insurance (including flood and earthquake coverage) at replacement value, and
(6) Errors and Omissions and Electronic Data Processing professional liability insurance, with limits of at least $3,000,000. All CGL, automobile liability and All Risk Property insurance shall designate Advanta, its affiliates, and their officers, directors and employees (all hereinafter referred to in this clause as the "Additional Insureds") as an additional insured. All such insurance must be primary and required to respond and pay prior to any other available coverage. Contractor agrees that Contractor, and to the extent Contractor is able to so secure the agreement of such person, Contractor's insurer(s) and anyone claiming by, through, under or in Contractor's behalf, shall have no claim, right of action or right of subrogation against the Additional Insureds based on any loss or liability insured under the foregoing insurance. Contractor shall furnish certificates or adequate proof of the foregoing insurance including, if specifically requested by Advanta, copies of the endorsements and insurance policies. Advanta shall be notified in writing at least fifteen (15) days prior to cancellation by Contractor of any applicable policy, and as promptly as practicable following cancellation of any such policy by an insurer.

INVOICING
---------

Contractor's invoices shall be rendered upon completion of the Work or at other times expressly provided for in the Agreement, and shall be payable within fifteen (15) days after receipt by the designated Advanta Representative. Contractor shall mail invoices with copies of any supporting documentation reasonably required by Advanta to the address shown in this Agreement. Invoicing will begin following the execution of this Agreement. Invoicing will continue during any force majeure period and will also continue after termination of this Agreement until all costs described in the TERMINATION/EXPIRATION clause have been paid to Contractor.

Contractor's invoices shall be rendered and paid in accordance with the COMPENSATION clause contained herein.

Contractor's invoices shall be sent to Advanta twice a month as follows: (i) by the 25th day of the calendar month for the Work performed through the 15th day of the current calendar month and (ii) by the 10th day of the calendar month for then unbilled Work performed in the preceding calendar month. Such invoices shall be in the format provided for in Attachment V to Exhibit E, attached hereto and hereby made a part of this Agreement.

Contractor shall submit an original and duplicate copy of each invoice to the following address or to an address to be mutually agreed upon by the parties in writing:

     Advanta Corp.
     Blair Mill Business Center
     550 Blair Mill Road
     Horsham, PA  19044

                                                             Page 12 of 19 Pages

LABOR RELATIONS
---------------

Contractor shall be responsible for its own labor relations with any trade or union represented among its employees and shall negotiate and be responsible for adjusting all disputes between itself and its employees or any union representing such employees. Contractor shall notify Advanta's Representative if Contractor has knowledge of any actual or potential labor dispute which is delaying or could delay the timely performance of this Agreement. If any dispute, work stoppage or strike should occur, Contractor shall notify Advanta's Representative and agrees to make all reasonable efforts and take all reasonable action necessary to settle the matter.

LICENSE TO MEDIA
----------------

Advanta hereby grants to Contractor a non-exclusive, revocable, non-transferable license to copy, distribute, display and use the Advanta media for the purpose of training Contractor's employees to perform Work under this Agreement and such media shall be for customer service training, whether such Advanta media is fixed in any documentary material, photograph, tape, diskette or other tangible medium of expression furnished under this Agreement by Advanta to Contractor, and which act would, if unlicensed, constitute or contribute to or induce an infringement of any copyright or patent licensable by Advanta for its works of authorships. Such license is, however, restricted to the extent that it shall be exercised solely to further educational or training programs conducted by Contractor to aid the implementation of training the employees of Contractor that are performing Work under this Agreement. The foregoing license does not include the right of Contractor to grant any sublicenses whatsoever. Title to any such documentary material, photograph, tape, diskette or other tangible medium of expression furnished hereunder to Contractor will remain with Advanta and shall be promptly returned to Advanta upon expiration or termination of this Agreement (if a renewal agreement is not executed by the parties), termination of the foregoing license by Advanta and/or upon request by Advanta.

LIMITATION OF LIABILITY
-----------------------

A. Except as otherwise provided in this Agreement, each party's liability to the other (as distinct from a party's obligation to pay for Services provided pursuant to this Agreement) for any loss, cost, claim, injury, liability, or expense, including reasonable attorneys' fees, relating to or arising out of any act or omission in its performance under this Agreement, shall be limited to the amount of direct damages actually incurred.

B. In no event shall either party be liable to the other for consequential damages in the nature of lost profits or lost revenue arising under this Agreement or exemplary or punitive damages unless imposed by regulatory authority.

C. Each party hereto shall be entitled to reasonably rely upon information or instructions supplied by the other party, and neither party shall be liable to the other for any loss or damage resulting from acts or omissions of the other reasonably taken at the request of the other party, or reasonably based on information or instructions supplied or omitted by the other.

                                                             Page 13 of 19 Pages

MARKET RIGHTS
-------------

It is expressly understood and agreed that this Agreement does not grant to Contractor an exclusive right or privilege to sell to Advanta any services of the type described in this Agreement. It is, therefore, understood that Advanta may contract with other Contractors for the procurement of comparable services.

In the event that Contractor or any of its affiliates provide like customer service activities to any other bankcard issuer, Contractor shall provide a separate physical customer service center and separate and different local operations management and customer service representatives for such services. Contractor's customer service representatives performing Work under this Agreement shall not concurrently perform customer services for other bankcard issuers.

NOTICES
-------

Any notice or demand which under the terms of this Agreement or under any statute must be given or made by Contractor or Advanta shall be in writing and shall be given or made by telegram, overnight courier, confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

To Advanta:         Advanta Corp.
                    Blair Mill Business Center
                    550 Blair Mill Road
                    Horsham, PA  19044
                    Attn:  Legal Department
                    Fax No. _______________

To Contractor:      William B. Hewitt
                    High Performance Services, Inc.
                    c/o The Union Corporation
                    145 Mason Street
                    Greenwich, CT  06830
                    Fax No. (203) 629-1046


The above addresses may be changed at any time by giving prior written notice as above provided. Notice shall be effective when received, if given by overnight courier, telegram or confirmed facsimile, or three days after it is sent by certified or registered mail.

ORDERLY TRANSITION
------------------

In the event of expiration or termination of this Agreement, in whole or in part, wherein all or some portion of the Work will be performed by Advanta itself or another party, Contractor agrees to provide its full cooperation in the orderly transition of the Work to Advanta or elsewhere, including packing and preparing for shipment of any materials or other inventory to be transferred, files and similar

                                                             Page 14 of 19 Pages

media necessary for continuation of the Work transferred, continuation of Work at reducing levels if necessary during a transition period and at reduced levels if Work is transferred in part. Contractor shall not be responsible for packing or shipment of Advanta Equipment supplied by Advanta pursuant hereto.

Contractor shall within sixty (60) days after notice by Advanta of a decision to effect a transition, develop and submit to Advanta an orderly transition plan of the Work to Advanta itself or otherwise.

PERFORMANCE
-----------

Contractor will proceed with promptness and diligence and will use its best efforts to ensure that the Work is performed in a first class workmanlike manner.

RELATIONSHIP
------------

It is understood and agreed that all employees hired by Contractor to perform the services under this Agreement are Contractor's employees. Contractor shall exercise full control and direction over the employees of Contractor performing the Work covered by this Agreement. Any changes in personnel that may be reasonably requested by Advanta through its authorized representative shall be made as soon as reasonably possible.

Neither Contractor nor its employees or agents shall be deemed to be Advanta's employees or agents. It is understood that Contractor is an independent contractor engaged to provide customer and other services for Advanta. Contractor is wholly responsible for withholding and remitting all applicable federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

Without limiting any other requirements in this Agreement for complying with laws, Contractor shall, when hiring personnel for performing the Work hereunder, comply with applicable legislation and government agency orders and regulations prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age or handicap, and Contractor shall comply with the provisions of the Fair Labor Standards Act of 1938, as amended, and all other applicable Federal, state and local law governing employment. Where required by law, certificates of compliance shall be provided.

None of Contractor's customer service employees assigned to perform Work under this Agreement shall be assigned to any other activities, unless Contractor submits a plan of the work and time involved for such work to Advanta for approval by Advanta.

REPRESENTATION OF RIGHT TO USE
------------------------------

Contractor represents that it is authorized and permitted to use any and all software and other material which it does not own and which will be used to perform the Services, excluding materials provided to Contractor by Advanta.

                                                             Page 15 of 19 Pages

REPRESENTATIVES
---------------

Advanta's Representative is Diane Bowser or such other person as may be designated in writing by from time to time. Contractor's Representative is William B. Hewitt or such other person as may be designated in writing by Contractor from time to time.

RIGHTS IN DATA
--------------

Contractor agrees that all material prepared by Contractor under this Agreement, regardless of where prepared, shall be owned by Advanta and shall be deemed to be works made for hire. To the extent that any material may not, by operation of law, be works for hire, Contractor hereby assigns to Advanta the ownership of all right, title and interest in such items, including but not limited to copyrights. Contractor agrees to give Advanta, its designees, assigns or successors all assistance reasonably required to perfect such rights, titles and interest. Advanta shall permit Contractor to keep copies of any material deemed works for hire hereunder or otherwise assigned to Advanta hereunder, to the extent such material constitutes business records generated by Contractor in the course of its performance of Services hereunder.

RIGHT OF ENTRY AND PLANT RULES
------------------------------

Advanta personnel shall have the right to enter the Facility during normal business hours with respect to the performance of this Agreement, subject to all building rules and regulations, security regulations and procedures.
Visitations at the Facility shall not unreasonably interfere with performance of the Work.

Contractor shall initiate and maintain building security for the protection of Advanta's information while in Contractor's control and shall limit access to operating areas and information to those with a need for such access. Within 90 days of execution of this Agreement, Contractor shall establish and provide in writing to Advanta its security procedures for approval by Advanta.

SEVERABILITY
------------

If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire agreement, but rather the entire agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Contractor and Advanta shall be construed and enforced accordingly.

SURVIVAL OF OBLIGATIONS
-----------------------

Notwithstanding any other provision of this Agreement to the contrary, the obligations of the parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, by way of illustration only and not limitation, those in the clauses ARBITRATION, COMPENSATION, COMPLIANCE WITH LAWS, CONFIDENTIAL

                                                             Page 16 of 19 Pages

INFORMATION, INDEMNITY, INSURANCE and USE OF INFORMATION, as well as Exhibit E, shall survive termination, cancellation or expiration of this Agreement.

TAXES
-----

Advanta shall reimburse Contractor for all taxes, other than taxes based on Contractor's income or capitalization or interest or penalties from failure to timely or properly file a return or pay taxes. Following notification from Advanta, Contractor shall utilize any tax exemption for which Contractor is eligible. Advanta shall have the right to have Contractor contest any such taxes that Advanta deems improperly levied, at Advanta's expense and subject to Advanta's direction and control.

TERMINATION/EXPIRATION
----------------------

Termination provisions under this Agreement shall be in accordance with the following:

A.   Termination for Convenience:

     Advanta may at any time terminate this Agreement, in whole or in part, by providing not less than 120 days prior written notice to Contractor. In such case, Advanta shall be liable for payment of the amount due for Work performed up to and including the date of termination, including the portion of any incentive payments earned by Contractor through the date of such termination, and no further Work will be rendered by Contractor after the effective date of termination. In addition, in the event of such termination for convenience:

     (1) Advanta shall assume the remainder of the Two-Year Costs as set forth in Exhibit E and all other costs related to the leasing of the Facility used to perform services on behalf of Advanta, including but not limited to the net rent, real estate taxes, common charges, and maintenance costs (including but not limited to utilities, repairs and insurance) for the term of the lease, and

     (2) If such termination occurs less than two years after Work has commenced under this Agreement, Advanta shall pay for the unrecouped Two-Year Costs set forth in Exhibit E, and

     (3) Advanta shall pay the Semi-Variable and Variable Costs as set forth in Exhibit E, Sections III and IV, resulting from and/or continuing after termination, and

     (4) Advanta shall pay all (i) the associated termination costs of employees hired by Contractor and (ii) other continuing contractual and legal obligations and costs incurred by Contractor pursuant to Exhibit E, unless such obligations and costs are deemed covered by (1) or (2) above, in which case assumption and/or payment by Advanta shall be made pursuant to (1) or (2), as the case may be.

                                                             Page 17 of 19 Pages


B.   Breach by Contractor:

     Advanta may terminate this Agreement at any time, without waiving other rights herein, and shall be entitled to obtain all such remedies as injunctive or equitable relief, as well as attorneys' fees, as may be deemed proper by a court of competent jurisdiction at any time if Contractor is in material breach of this Agreement. In such breach case, Advanta shall provide Contractor ninety (90) days to cure such breach prior to termination after notice specifying the alleged breach. In the event of such termination Advanta's liability to Contractor shall be for Work performed and reimbursable expenses.

C.   Termination for Default:

     Advanta may terminate this Agreement at any time for fraud by Contractor or if Union or Contractor declares bankruptcy or makes a filing of a petition under any Federal or state bankruptcy, receivership, moratorium or similar law, or if a petition is filed or case commenced against Contractor or Union (which filing or case is not dismissed within 30 days of filing or commencement). In such case, Advanta's liability shall be limited to payment of the amount due for Work performed, up to and including the date of termination, and no further Work will be rendered by Contractor after the effective date of termination.

D. The parties agree that a failure to achieve performance standards established under the Agreement is not considered a breach for purposes of this TERMINATION/EXPIRATION clause.

E. Advanta shall notify Contractor not later than six (6) months prior to expiration of this Agreement of either (i) its desire to extend or renew this Agreement, in which case both parties shall promptly and in good faith enter into negotiations to extend or renew this Agreement on terms that are acceptable to both parties or (ii) its decision to exercise its option to renew or its decision not to renew this Agreement and exit the location with the Advanta-provided Equipment. In the event of non-renewal, Advanta's responsibility for payments to Contractor shall be limited to requirements set forth in Section A of this clause, and Contractor shall be returned the security deposit, if any, under the lease.

                                                             Page 18 of 19 Pages

WAIVER
------

The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

IN WITNESS WHEREOF, Contractor and Advanta have executed this Agreement in duplicate on the day and year below written.



     HIGH PERFORMANCE                      ADVANTA CORP.
      SERVICES, INC.



     By:  /s/William B. Hewitt             By:  /s/Diane L. Bowser
         -----------------------------         --------------------------------
       (Signature)                             (Signature)


     William B. Hewitt
     President and                             Diane L. Bowser
     Chief Executive Officer                   Vice President Operations
     ---------------------------------         --------------------------------
            Name & Title                              Name & Title
         (Typed or Printed)                        (Typed or Printed)


     August 13, 1996                           August 16, 1996
     ---------------------------------         --------------------------------
     (Date)                                    Date

                                                             Page 19 of 19 Pages


     The Union Corporation hereby guarantees the performance of all obligations, services and duties of High Performance Services, Inc. under and in connection with this Agreement and the Exhibits annexed hereto.

THE UNION CORPORATION


By: /s/Melvin L. Cooper
   -------------------------------------
 (Signature)

Melvin L.
Chairman of the Board and
Chief Executive Officer
--------------------------------------
Name & Title
(Typed or Printed)



August 14, 1996
--------------------------------------
(Date)

                                   EXHIBIT A
                                   ---------

This is Exhibit A to Agreement between High Performance Services, Inc. ("Contractor") and Advanta Corp. ("Advanta") and outlines the operational requirements for the Work performed by the Contractor on behalf of Advanta.

I.   DEPARTMENTAL GOALS

     The following is a list of the departmental goals within Advanta Customer Service where performance levels are expected to be met or exceeded on daily basis:

     .    Service Level              *________*
     .    Abandonment Rate           *________*
     .    Calls/Hour/Rep.            *________*
     .    Total Work Time            *________*
     .    Manned Time %              *________*
     .    Calls Monitored/Rep/Mo.    *________*
     .    Average Monitoring Score   *________*

     Note: An incentive program is currently being discussed to compensate Contractor for performance that exceeds target in the following areas:

     Service Level
     Abandonment Rate
     Unit Costs
     Quality/Satisfaction Measurement

     This contract will be amended to reflect the details of this program once finalized.

II.  HOURS OF OPERATION

A. The Contractor shall arrange its work schedules to accommodate forecasted call volumes and list completion requirements, unless directed otherwise by Advanta

B.   Incoming calls will be handled within the following timeframes:

     1.   Monday through Friday 8:00 A.M. - 12:00 P.M. Eastern Time

     2.   No inbound calls will be handled on the following holidays:

          a.   New Year's Day
          b.   Memorial Day
          c.   Independence Day
          d.   Labor Day
          e.   Thanksgiving Day
          f.   Christmas Day

III. HOLIDAYS

A.   Contractor observes the following holidays:

     1.   New Year's Day
     2.   Memorial Day
     3.   Independence Day
     4.   Labor Day
     5.   Thanksgiving Day
     6.   Christmas Day

B. When Advanta chooses to be open on a holiday observed by Contractor, since this contract is on a "cost-plus" basis, Advanta will incur expenses at Contractor's holiday payroll rates as mutually agreed upon by Contractor and Advanta.

C. In addition, Advanta shall advise Contractor regarding closure on non-traditional Advanta holidays, weekends, or early closing on a particular work day such as Christmas Eve, a minimum of two weeks prior to the first of the month in which the day occurs.

IV.  POLICIES AND PROCEDURES

Advanta will furnish Contractor with Advanta policies and procedures for the Work to be performed on behalf of Advanta. Any changes Contractor makes to such material must have the written approval of Advanta prior to implementation. When Advanta provides updates, revisions, and/or deletions to policies and procedures, Contractor shall promptly implement such changes.

Contractor has the right to employ its internal policies and procedures as they relate to the administration of its business and its proprietary systems (e.g., payroll, scheduling systems). Advanta has the right to review such policies and procedures and all subsequent changes to such procedures prior to implementation.

Contractor is responsible to ensure that its staff is aware of and fully complies with all Advanta and Contractor policies and procedures.

V.   CUSTOMER COMPLAINT HANDLING

Advanta will provide Contractor with customer complaint handling procedures for both written and verbal complaints. Advanta's general guideline for responding to customer complaints is within *___________________* of receipt. However, specific timeframes will be dependent on the source and nature of the complaint and may be of an expedited nature requiring less than *_____________________* resolution. Complaints may be received from, but are not limited to, the following sources: State Utility Commissions, FCC, Consumer Rights Groups, Advanta Executives, and directly from the customer or representative of the customer.

Contractor shall comply with complaint retention guidelines provided by Advanta.

VI.  CALL MONITORING

Monitoring of customer contacts will be performed by Advanta and Contractor to verify that service quality levels established by Advanta are met or exceeded.

It is Contractor's responsibility to monitor outbound and inbound calls to ensure compliance with Advanta and Contractor policies and procedures. Minimum standards require that an average of *_____ * calls per full time on-line employee per month be monitored and documented along with any comments and action taken. The actual number of contacts per on-line employee will be based on the number of hours worked and the individual level of performance. Based on call observation data, it is the responsibility of Contractor to provide re-training, skill development and disciplinary action, when appropriate. Advanta has the right to review such documentation at any time and provide remedial recommendations. Contractor is responsible for implementing and complying with Advanta recommended actions.

Advanta has the right to monitor on-line employee calls at any time, at Advanta's expense either on site by Advanta personnel or remotely by Advanta Headquarters Staff. When deemed appropriate by Advanta, Advanta will provide results of such monitoring to Contractor. Contractor and Advanta will mutually agree upon recommended actions.

Advanta has the right to conduct independent audit interviews of customers to verify that call quality standards established by Advanta are met or exceeded. Advanta will provide Contractor with the results of such interviews.

VII. ON-SITE PERSONNEL

Contractor will provide a sufficient number of on-site skilled personnel to answer questions, resolve problems, respond to requests, provide development to employees, and to ensure Advanta quality standards and requirements are met or exceeded.

Advanta will initially provide one (1) on-site person. Any modifications to the number of Advanta on-site personnel will be mutually agreed upon between Advanta and Contractor. Contractor is responsible for providing suitable office accommodations, supplies, data, and voice communications, monitoring capability and security access for Advanta personnel. Contractor, as deemed appropriate, will include the on-site Advanta Manager in staff meetings and general business meetings related to the services performed for Advanta.

VIII.   PROFESSIONALISM IN THE WORKPLACE

Contractor personnel are responsible for adhering to the highest level of professionalism when handling Advanta customers and when interacting with Advanta employees.

Contractor shall ensure that all personnel associated with this project adhere to Advanta's Business Ethics and the highest quality standards when interacting with Advanta customers.

IX.  DISPUTE RESOLUTION

All disputes that arise out of relate to this Agreement shall be resolved by using protocol in accordance with the following:

A. Routine channels such as Advanta's on-site manager, Technical Representative, Agreement Representative, and/or other designated Advanta personnel

B.   Executive Committee

C.   American Arbitration Association as set forth in the ARBITRATION clause

                                   EXHIBIT B
                                   ---------

This is Exhibit B to Agreement between High Performance Services, Inc. ("Contractor") and Advanta Corp. ("Advanta") and outlines the measurement standards and reporting which shall be applicable to all customer service activities performed by the Contractor on behalf of Advanta under this Agreement.

     The following monthly key performance indicators are to be used and reported to measure departmental performance:

     .    Inquiry rate
     .    Total call volume accepted
     .    Abandonment rate
     .    Rep. average speed of answer
     .    Service level
     .    Calls handled/FTE
     .    Rep. productivity/hour

     The following daily key performance indicators are to be used and reported to Advanta:

     .    Attrition rate
     .    Service level
     .    Abandonment rate
     .    Rep. average speed of answer
     .    Total average speed of answer
     .    Rep. average call length
     .    Staff utilization
     .    Average PCP
     .    Average wait time
     .    Total number of calls accepted
     .    Number of calls answered by Rep.
     .    Number of calls accepted by Rep.
     .    Forecasted Rep. productivity
     .    Actual Rep. productivity
     .    Forecasted total hours paid
     .    Administrative hours paid
     .    Regular hours paid
     .    Overtime hours paid
     .    Total Rep. hours paid
     .    New hire hours paid
     .    Total actual hours paid
     .    Phone FTE
     .    Paid FTE
     .    Forecasted phone hours worked
     .    Actual phone hours worked
     .    Senior support hours
     .    New hire support hours
     .    New hire training hours

     .    Current training hours
     .    Phone miscellaneous hours
     .    Meeting hours
     .    Break hours
     .    Sick hours
     .    Paid time off hours
     .    Clerical hours

     The following standards are used to measure call quality (Customer Contact Quality Objectives and Scoring sheet are attached):


     .    Call opening or greeting
     .    Telephone skills
     .    Resource utilization
     .    Product knowledge
     .    Call closing

     Once final requirements are established, this list may be modified to reflect only those performance indicators in which Advanta does not have direct access to the daily and monthly results. Performance indicators will be included on Advanta's existing daily/monthly MIS report.

                                   EXHIBIT C
                                   ---------

This is Exhibit C to Agreement Number [________] between High Performance Services, Inc. ("Contractor") and Advanta Corp. ("Advanta") and outlines the systems and interface requirements for the Work performed by the Contractor on behalf of Advanta. All Tools and Equipment supplied by Advanta will be maintained by Advanta at its cost.



     Assumptions:

     1. One on-site technical resource will act as site technical coordinator for duration of contract.
     2. Service maintenance agreements are in place for all systems that require service maintenance agreements.
     3.   Adequate spares will be available where required.

     The following matrix outlines the required service levels for the systems and the parties responsible for the service.

     Sparred items will be installed by the HPSI technical resource on-site.

     The traffic manager will route calls to the Centralized Help desk.

     Support issues will be collected by the traffic manager and routed to the help desk for call tracking and problem resolution. Recurring issues will be tracked, and escalated to tier 2 or tier 3 support. Escalated issues will be the responsibility of tier 3 for resolution.

     The following flow chart represents the problem resolution process:

          [Flow chart not included]

--------------------------------------------------------------------------------------------------------
System                                  Escalation                              Action
--------------------------------------------------------------------------------------------------------
RMS                          Tier 1 - Advanta Help Desk        .  Verify network connectivity
                                                               .  Verify application operation
                                                               .  Verify production statistics
                                                               .  Escalate to production operations
                                                                  within 10 minutes
                                                               .  Update HPSI traffic manager every
                                                                  20 minutes
--------------------------------------------------------------------------------------------------------
Aspect Remote Call Center    Tier 1 - Advanta Help Desk        .  Verify network connectivity
                                                               .  Verify Aspect Switch operation
                                                               .  Escalate to production operations
                                                                  within 10 minutes
                                                               .  Escalate to Aspect for on-site
                                                                  trouble
                                                                  shooting as required problem
                                                                  identification + 30 minutes
                                                               .  Update HPSI traffic manager every
                                                                  20 minutes
--------------------------------------------------------------------------------------------------------
Aspect Teleset               Tier 1 - HPSI technical resource  .  Replace teleset
                                                               .  Obtain RMA number for return of
                                                                  teleset
                                                               .  Return for replacement to Aspect
--------------------------------------------------------------------------------------------------------
Point to Point T-1           Tier 1 - Advanta Help Desk        .  Verify T-1 line operation
                                                               .  Establish telnet session with
                                                                  CSU/DSU, router
                                                               .  Escalate to production operations
                                                                  within 10 minutes
                                                               .  Escalate to AT&T for loop testing
                                                                  problem identification + 30 minutes.
                                                               .  Update HPSI traffic manager every
                                                                  20 minutes
--------------------------------------------------------------------------------------------------------
Routers                      Tier 1 - Advanta Help desk        .  Ping router verify existence.
                                                               .  Establish telnet session with router.
                                                               .  Escalate to production operations
                                                                  within 10 minutes
                                                               .  Escalate to AT&T for router
                                                                  problem identification + 30 minutes.
                                                               .  Update HPSI traffic manager every
                                                                  20 minutes
--------------------------------------------------------------------------------------------------------
CSU/DSU                      Tier 1 - Advanta Help Desk        .  Verify T-1 line operation
                                                               .  Establish telnet session with CSU-
                                                                  DSU, router
                                                               .  Escalate to production operations
                                                                  within 10 minutes
                                                               .  Escalate to AT&T for loop testing
                                                                  problem identification + 30 minutes.
                                                               .  Update HPSI traffic manager every
                                                                  20 minutes
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
3 COM Hubs                  Tier 1 - Advanta Help Desk         .  Ping hub verify existence.
                                                               .  Establish telnet session with hub.
                                                               .  Escalate to production operationw
                                                                  within 10 minutes
                                                               .  Escalate to AT&T for router
                                                                  problem identification + 30 minutes.
                                                               .  Update HPSI traffic manager every
                                                                  20 minutes
--------------------------------------------------------------------------------------------------------
Digital Terminal Servers    HPSI resource                      .  Escalated to DEC for service
                                                                  (process to be provided)
--------------------------------------------------------------------------------------------------------
Digital VT 220              HPSI resource                      .  Replace as required
                                                               .  Dispose of asset
                                                               .  Notify help desk for replacement
--------------------------------------------------------------------------------------------------------
PC's                        HPSI resource                      .  Perform initial diagnosis
                                                               .  Escalate to hardware service
                                                                  provider
                                                                  (telephone number to be provided)
--------------------------------------------------------------------------------------------------------
NT server                   Tier 1 - Advanta Help Desk         .  Verify system operation
                                                               .  Escalate to FCP for service
--------------------------------------------------------------------------------------------------------
Cabling HPSI resource       HPSI resource                      .  Replace using spare cables
                                                               .  Obtain spare from local provider
                                                               .  Contact local provider to conduct
                                                                  tone tests as required
------------------------------------------------------------------------------------------------

                               Escalation matrix

--------------------------------------------------------------------------------------------
                                     Service                            Maintenance
System                Response Time  Requirement  Responsible Party     Contract
--------------------------------------------------------------------------------------------
RMS                   ASAP           0800 - 0001  Advanta              Not Applicable
--------------------------------------------------------------------------------------------
Aspect Remote
Call Center           2 hours        0800 - 0001  Advanta              X
--------------------------------------------------------------------------------------------
                                                  HPSI technical
Aspect Teleset        Stock spares   0800 - 0001  resource             X
--------------------------------------------------------------------------------------------
Point to Point T-1    Hot cut-over   0001 - 0000  AT&T                 X
--------------------------------------------------------------------------------------------
Routers               2 hours        0800 - 0001  Advanta              X
--------------------------------------------------------------------------------------------
CSU/DSU               2 hours        0800 - 0001  AT&T                 X
--------------------------------------------------------------------------------------------
3 COM Hubs            2 hours        0800 - 0001  AT&T                 X
--------------------------------------------------------------------------------------------
Digital Terminal                                  HPSI technical
Servers               4 hours        0800 - 0001  resource             X
--------------------------------------------------------------------------------------------
Digital VT 220        Stock spares   0800 - 0001  HPSI technical
                                                  resource             X
--------------------------------------------------------------------------------------------
PC's                  4 hours        0800 - 0001  Advanta              X
--------------------------------------------------------------------------------------------
NT server             4 hours        0800 - 0001  Advanta              X
--------------------------------------------------------------------------------------------
Cabling               Stock spares   0800 - 0001  HPSI technical       X
                                                  resource
--------------------------------------------------------------------------------------------

                                   EXHIBIT D
                                   ---------

This is Exhibit D to Agreement between High Performance Services, Inc. ("Contractor") and Advanta Corp. ("Advanta") and provides account volume and staffing levels required to perform the Work.

                      MONTHLY/FISCAL CALL VOLUME FORECAST

                       MONTH/PERIOD      YEAR  TOTAL
                       ------------      ----  ------

                       AUG               1996  122206
                       SEP               1996  219323
                       OCT               1996  214572
                       NOV               1996  227738
                       DEC               1996  210493

A.   Initial Account Volume Estimates

     The current estimate for call volumes is shown above and hereby made a part of this Exhibit.

B.   Volume and Staffing Forecast Process

     1. The projections of on-line FTEs required to support the forecasted volumes will be established using a monthly process and model involving Advanta and Contractor personnel. Advanta and Contractor agree that the assumptions used in the model may change, based upon operational experience resulting in difference staffing estimates.

     2. The volume forecasting and staffing process will take place between the 15th and 20th day of each month. The process will be completed by the 20th of the month.

          a. By the 15th of each month, Advanta will provide Contractor with inbound call volume forecasts for a minimum of three (3) months.

          b. By the 19th of each month, Contractor and Advanta shall use Advanta forecasts to determine the staff needed for the next three months. These current estimates will be compared to the prior month's forecasted staff levels to identify potential "short cycle" problems, e.g., decrease staff this month and increase next month.

          c. By the 20th of each month, Contractor will set target staffing levels for the month commencing approximately 40 days hence, hiring levels for the coming month, and staffing schedules for the coming month.

          d. Contractor will manage the staffing hours to within +/- *____* percent (*__*%) of the staffing level agreed upon in (c) above.

          e. Once a staffing forecast has been determined for a given month, any increases to the staffing levels (other than as contemplated by (d) above) within that month must be approved by Advanta in writing.

                                   EXHIBIT E
                                   ---------

This is Exhibit E to Agreement between High Performance Services, Inc. ("Contractor") and Advanta Corp. provides the pricing of the Work performed under this Agreement.

I.  PRICING STRUCTURE

Contractor is to be paid Contractor's actual costs plus a *____* markup (Cost
Plus) on all costs and expenses. The pricing of the Work performed under this Agreement will be comprised of Two Year Costs, Semi-Variable, and Variable cost components. Two Year Cost payments generally do not vary with changes in staff size. Semi-Variable cost payments vary at certain steps with changes in FTEs. Variable cost payments vary directly with incremental changes in FTEs.

II.  TWO YEAR COSTS

Two Year Costs consist of costs and expenses, plus mark-up, related to the leasing of the facilities where the Work will be performed (i.e. rent, real estate taxes, common charges, building repairs and maintenance, etc.) (the "Facilities Costs") and all other pro-forma costs to be written off over 24 months. Contractor has entered into a *__________* lease for office space in which it will perform the Work on behalf of Advanta. Advanta acknowledges and agrees that all costs associated with such *_________* lease shall be written-off and billed to Advanta during the two year term of this Agreement. The Two Year Costs are initially the pro-forma costs, plus mark-up, expected to be incurred by Contractor for (i) the Facilities Costs, (ii) leasehold improvements, (iii) the purchase of all depreciable equipment (including equipment acquired under capitalized leases) and (iv) other expenses required in connection of the Work, including start-up costs, which are not included in another cost category. These costs will be written-off over a 24 month period on a straight line basis. The monthly cost that Advanta shall pay to Contractor is the actual or pro forma costs incurred or to be incurred by Contractor plus markup, divided by 24 months. Purchases during the term of the agreement will be amortized over the period from date of purchase to the date of expiration. Estimated costs in this category will be adjusted to actual, plus mark-up, on a current basis when actual costs become known.

III.  SEMI-VARIABLE COSTS

Semi-Variable Costs consist of salaries, related taxes and benefits and all other costs relating to the general administration of the Facility operations and the Work. The monthly Semi-Variable cost that Advanta shall pay to Contractor are the actual cost incurred by Contractor plus markup. Upon termination of the Agreement, the parties shall mutually determine the time period for which Semi-Variable Costs are to be paid by Advanta to Contractor; however, if the parties are unable to agree upon such a time period, the Contractor shall use its best efforts to minimize and/or eliminate such costs as soon as practicable and Advanta shall continue to be liable for and pay such amounts to Contractor in accordance with the above.

IV. VARIABLE COSTS

Variable Costs consist of salaries, related taxes and benefits of full time and part time customer service employees of Contractor and their immediate supervisors. The monthly Variable Costs that Advanta shall pay to Contractor are the actual costs incurred by Contractor, plus markup. Upon termination of the Agreement, the parties shall mutually determine the time period for which Variable Costs are to be paid by Advanta to Contractor; however, if the parties are unable to agree upon such a time period, the Contractor shall use its best efforts to minimize and/or eliminate such costs as soon as practicable and Advanta shall continue to be liable for and pay such amounts to Contractor in accordance with the above.

V.  MONTHLY PAYMENT PROCESSING

Each month Contractor will submit to Advanta a budget detailing a forecast for the next three months of the total expected costs for each of the categories described in Sections II through IV as well as the number of full time and part time customer service FTEs expected to work that month. Any materially significant purchase or contractual binding commitments that obligate Advanta should be properly identified by Contractor and submitted to Advanta for approval by Advanta prior to incurring such expense.

In addition to the forecast, Contractor shall provide a variance analysis that will show for each category how the actual costs differ from the previous month's forecast for each of the cost categories. The content and format of this variance analysis will be agreed to by the parties at a later date.

From time to time Contractor may deem it necessary to enter into contractual agreements to perform the services under this Agreement. Any written contractual obligation for a period in excess of twelve months shall be approved by Advanta in writing.

A sample invoice is shown in Attachment V. Invoicing should start at the end of the first month following execution of the Agreement, and will continue until all costs are paid as provided by the Termination/Expiration clause.

VI.  RIGHT TO INFORMATION

To validate the monthly cost reports, the on-site Advanta Manager or a designated representative shall have complete and timely access to any and all of Contractor's financial information relating to any costs for the customer service center including, but not limited to, employee timesheets, payroll records, internal budgets, and customer service center profit and loss statements.

VII. FORCE MAJEURE

Payments herein provided will continue during periods covered by the Force Majeure clause. If the Force Majeure continues for an extended period of time, Advanta's costs will be reduced as the number of customer service and other employees of Contractor is reduced;

however, Advanta will remain liable for the cost related to the termination of employees of Contractor.

                                                                    Attachment V
                                                                    to Exhibit E

                                 Sample Invoice



[Name and Address of Advanta representative]                         Invoice Date:


                                                                     Invoice Number: XXXXXXXX
                                                                     Advanta Agreement No.:

Invoice for Work Performed from DATE1 to DATE2
                                                                               Invoice
                                                          Budgeted             Amount
                                                          --------             -------
1. Two Year Cost Payment
   Cost                                                     $XX,XXX             $XX,XXX
   Markup @ *      *                                         $X,XXX              $X,XXX
             ------                                          ------              ------
                   Total Two Year Costs:                    $XX,XXX             $XX,XXX

2. Semi-Variable Cost Payment
   Cost                                                    $XXX,XXX            $XXX,XXX
   Markup @ *      *                                        $XX,XXX             $XX,XXX
             ------                                         -------             -------
              Total Semi-Variable Costs:                   $XXX,XXX            $XXX,XXX

3. Variable Cost Payment
   Number of FTEs (Full and Part Time)                          XXX                 XXX
   Variable Cost FTE rate                                    $X,XXX              $X,XXX
   Total Variable Cost                                   $X,XXX,XXX          $X,XXX,XXX
   Markup @ *      *                                       $XXX,XXX            $XXX,XXX
             ------                                        --------            --------
                   Total Variable Costs:                 $X,XXX,XXX          $X,XXX,XXX

                                  TOTAL:                 $X,XXX,XXX          $X,XXX,XXX

----------------------------------------------------------------------------------------
INVOICE TOTAL:                                                               $X,XXX,XXX
----------------------------------------------------------------------------------------

Variance Analysis and Supporting Data Submitted on Separate Pages

Please remit payment to: High Performance Services, Inc. Street Address, City, State, Zip
Attention:  William B. Hewitt

                                      E-4